Exhibit 32.1

Certification of Chairman and Chief Executive Officer of Endo
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report on Form 10-Q of Endo Pharmaceuticals Holdings Inc. (the “Company”) for the quarterly period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carol A. Ammon, as Chairman and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Carol A. Ammon

Name: Carol A. Ammon
Title: Chairman & Chief Executive Officer
Date: November 5, 2004

This certification accompanies this Quarterly Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.

A signed original of this written statement required by Section 906 has been provided to, and will be retained by, Endo Pharmaceuticals Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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